Exhibit 5.1

November 14, 2013

Gastar Exploration, Inc.

1331 Lamar Street, Suite 650

Houston, Texas 77010

Re: Post-Effective Amendment No. 1 to Registration Statement on Form S-8

Ladies and Gentlemen:

We have acted as counsel for Gastar Exploration, Inc., a Delaware corporation (the “Company”), the successor issuer to Gastar Exploration Ltd., an Alberta, Canada corporation (the “Predecessor Registrant”), in connection with the filing of Post-Effective Amendment No. 1 to the registration statement on Form S-8, File No. 333-182237 (as amended, the “Registration Statement”), with respect to the Company’s adoption of the Registration Statement as the successor issuer to the Predecessor Registrant pursuant to Rule 414 of the Securities Act of 1933, as amended (the “Securities Act”). The Registration Statement is being filed in connection with the registration by the Company with the Securities and Exchange Commission under the Securities Act, of the offer and sale of up to an aggregate of 5,000,000 shares of the Company’s common stock, $0.001 par value (the “Common Stock”), which such shares of Common Stock may be issued from time to time in accordance with the terms of the Gastar Exploration Ltd. 2006 Long-Term Stock Incentive Plan, as amended from time to time (the “Plan”).

In reaching the opinions set forth herein, we have examined and are familiar with originals or copies, certified or otherwise identified to our satisfaction, of such documents and records of the Company and such statutes, regulations and other instruments as we deemed necessary or advisable for purposes of this opinion, including (i) the Registration Statement, (ii) certain resolutions adopted by the board of directors of the Company, (iii) the Plan, and (iv) such other certificates, instruments, and documents as we have considered necessary for purposes of this opinion letter. As to any facts material to our opinions, we have made no independent investigation or verification of such facts and have relied, to the extent that we deem such reliance proper, upon representations of public officials and officers or other representatives of the Company.

We have assumed (i) the legal capacity of all natural persons, (ii) the genuineness of all signatures, (iii) the authority of all persons signing all documents submitted to us on behalf of the parties to such documents, (iv) the authenticity of all documents submitted to us as originals, (v) the conformity to authentic original documents of all documents submitted to us as copies, (vi) that all information contained in all documents reviewed by us is true, correct and complete and (vii) that the Common Stock will be issued in accordance with the terms of the Plan.

Vinson & Elkins LLP Attorneys at Law Abu Dhabi Austin Beijing Dallas Dubai Hong Kong Houston London Moscow New York Palo Alto Riyadh San Francisco Shanghai Tokyo Washington	1001 Fannin Street, Suite 2500 Houston, TX 77002-6760 Tel +1.713.758.2222 Fax +1.713.758.2346 www.velaw.com

November 14, 2013 Page 2

Based on the foregoing and subject to the limitations set forth herein, and having due regard for the legal considerations we deem relevant, we are of the opinion that the Common Stock has been duly authorized and, when shares of Common Stock are issued by the Company in accordance with the terms of the Plan and the instruments executed pursuant to the Plan, as applicable, which govern the awards to which shares of Common Stock relate, the shares of Common Stock will be validly issued, fully paid and non-assessable.

This opinion is limited in all respects to the Delaware General Corporation Law. We express no opinion as to any other law or any matter other than as expressly set forth above, and no opinion on any other matter may be inferred or implied herefrom. The opinions expressed herein are rendered as of the date hereof and we expressly disclaim any obligation to update this letter or advise you of any change in any matter after the date hereof.

This opinion letter may be filed as an exhibit to the Registration Statement. In giving this consent, we do not thereby admit that we come within the category of persons whose consent is required under Section 7 of the Securities Act.

Very truly yours,

/s/ Vinson & Elkins L.L.P.

Vinson & Elkins L.L.P.